KAUFMAN & ASSOCIATES, LLC
                         50 Charles Lindbergh Boulevard
                                    Suite 206
                          Mitchel Field, New York 11553



                                                       June 1, 1998

Software Publishing Corporation Holdings, Inc.
3A Oak Road
Fairfield, New Jersey  07004

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel for Software Publishing Corporation Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 7,218,551 shares (the "Shares") of the common stock, par value $.001 per share (the "Common Stock"), of the Company, and 87,805 underwriter's purchase options (the "UPOs") to purchase an aggregate 87,805 shares of Common Stock, to be offered and sold by certain stockholders of the Company (the "Selling Securityholders"), including an aggregate of 1,640,028 shares (the "Option/Warrant Shares") of Common Stock issuable upon exercise of options and warrants, previously granted and issued to the Selling Securityholders, including the UPOs (collectively, the "Options and Warrants"), to be offered and sold by the Company. In this regard, we have participated in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to the Shares and UPOs.

     We are of the opinion that the Shares and UPOs to be offered and sold by the Selling Securityholders, whether presently issued or upon the issuance thereof in accordance with the terms of the Options and Warrants exercisable for the Option/Warrant Shares, and that the Option/Warrant Shares to be offered and sold by the Company upon the issuance thereof in accordance with the terms of the Options and Warrants, will be duly authorized and legally issued and are fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus included therein.


                                          Very truly yours,


                                         /s/ Kaufman & Associates, LLC
                                             Kaufman & Associates, LLC